Exhibit 5.1

140 Scott Drive
Menlo Park, California 94025
Tel: +1.650.328.4600 Fax: +1.650.463.2600
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
May 9, 2023	Chicago	Riyadh
	Dubai	San Diego
	Düsseldorf	San Francisco
	Frankfurt	Seoul
	Hamburg	Shanghai
	Hong Kong	Silicon Valley
	Houston	Singapore
	London	Tel Aviv
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

4D Molecular Therapeutics, Inc.

5858 Horton Street, #455

Emeryville, California 94608

Re:	Registration Statement No. 333-263925 on Form S-3;

Up to 8,625,000 Shares of Common Stock, par value $0.0001 per share

To the addressee set forth above:

We have acted as special counsel to 4D Molecular Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 8,625,000 shares of common stock of the Company, $0.0001 par value per share (the “Shares”). The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) and dated March 28, 2022 (Registration No. 333-263925) (as so filed and as amended, the “Registration Statement”), a base prospectus dated April 15, 2022 included in the Registration Statement (the “Base Prospectus”), a preliminary prospectus supplement dated May 4, 2023 filed with the Commission pursuant to Rule 424(b) under the Act (the “Preliminary Prospectus Supplement” and together with the Base Prospectus, the “Preliminary Prospectus”), and a prospectus supplement dated May 4, 2023 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Prospectus”), and an underwriting agreement dated May 4, 2023, by and among Goldman Sachs & Co. LLC, BofA Securities, Inc. and Evercore Group L.L.C., as representatives of the several underwriters named in the underwriting agreement, and the Company (the “Underwriting Agreement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

May 9, 2023

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor in the circumstances contemplated by the Underwriting Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company and the Shares will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K dated May 4, 2023 and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP